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                                                                     Exhibit 3.3


                                                                       EXHIBIT A

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                                 CFP GROUP, INC.

                           ---------------------------

                                   ARTICLE ONE

            The name of the corporation is CFP Group, Inc. (the "Corporation").

                                   ARTICLE TWO

            The address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, City of Dover, County of Kent 19901. The name of the registered agent of the Corporation at such address is National Registered Agents, Inc.

                                  ARTICLE THREE

            The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "General Corporation Law").

                                  ARTICLE FOUR

            The total number of shares of all classes of stock which the Corporation shall have authority to issue is 160,000 shares, consisting of (a) 10,000 shares of preferred stock, $.01 par value (the "Preferred Stock"), of which, 3,528 shares shall be designated Series A Preferred Stock (the "Series A Preferred Stock") and (b) 150,000 shares of common stock, $.01 par value (the "Common Stock"), of which (i) 100,000 shares shall be
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designated Class A Voting Common Stock (the "Class A Voting Common Stock"), (ii)
25,000 shares shall be designated Class A Nonvoting Common Stock (the "Class A Nonvoting Common Stock"), and (iii) 25,000 shares shall be designated Class B Nonvoting Common Stock (the "Class B Nonvoting Common Stock"). The Class A Nonvoting Common Stock and the Class B Nonvoting Common Stock are sometimes herein referred to together as the "Nonvoting Common Stock".

            The designations, preferences and relative participating, optional or other special rights, qualifications, limitations or restrictions of each class of stock are as follows:

            A. Preferred Stock.

            1. Undesignated Preferred Stock. The Board of Directors of the Corporation is hereby expressly authorized to adopt, at any time and from time to time, a resolution or resolutions providing for the issuance of Preferred Stock in one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, or restriction thereof, as shall be stated and expressed in such resolution or resolutions.

            2. Series A Preferred Stock.

                  (a) Ranking. The Series A Preferred Stock shall rank prior to all other classes of equity securities of the Corporation (collectively, the "Junior Securities") with respect to dividend rights and rights on any liquidation, dissolution or winding up of the Corporation (collectively, a "Liquidation"). No Preferred Stock or other class of equity securities of the Corporation shall be created which ranks senior to or on a parity with the Series A Preferred Stock.

                  (b) Voting Rights. Except as set forth herein or as otherwise required by law, holders of Series A Preferred Stock shall not be entitled to vote on any matters to be voted on by the stockholders of the Corporation. On any matter on which holders of shares of Series A Preferred Stock are entitled to vote in accordance with the General Corporation Law, the Series A


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Preferred Stock shall vote as a separate class and each holder of shares of
Series A Preferred Stock shall be entitled to one vote for each share of such stock held by such holder. Notwithstanding the foregoing, holders of shares of Series A Preferred Stock shall be entitled to vote as a separate class on any amendment to this subparagraph 2(b) and on any amendment, repeal or modification of any provision hereof that adversely affects the powers, preferences or special rights of holders of the Series A Preferred Stock.

                  (c) Dividends. (i) General. Commencing on January 1, 1997, each outstanding share of the Series A Preferred Stock shall entitle the holder thereof to receive dividends at the rate of 12.00% per annum on the then current Liquidation Value when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends. Such dividends will be payable quarterly on the last business day (each, a "Dividend Payment Date") of March, June, September and December of each year during which any share of the Series A Preferred Stock is outstanding. All dividends on the Series A Preferred Stock will be paid in cash. Dividends payable on the Series A Preferred Stock for any period less than a full quarterly dividend period shall be computed on the basis of a 360-day year of 12 equal months.

                        (ii) Dividends Cumulative and Compounded. Dividends on each share of Series A Preferred Stock shall accrue and be cumulative from the date of issuance of each share. To the extent the Corporation shall fail to declare or pay dividends on the outstanding shares of Series A Preferred Stock (whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends), such dividends shall accrue and be cumulative from the applicable Dividend Payment Date and shall be compounded such that the Corporation shall pay additional dividends at the rate of 12.00% per annum on all dividends which are accrued but not paid. The date on which the Corporation originally issues any share of Series A Preferred Stock will be deemed to be its "date of issuance" regardless of the number of times transfer of such share of Series A Preferred Stock is made on the stock records of the Corporation or the number of certificates which may be issued to evidence such share of Series A Preferred Stock.


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                        (iii) Record Date for Payment of Dividends. Dividends on
the Series A Preferred Stock shall be paid to the holders of shares of the Series A Preferred Stock as they appear on the stock records of the Corporation on such date (the "Record Date") as shall be fixed by the Board of Directors.
The Record Date shall not be more than 60 days prior to the Dividend Payment
Date and shall not precede the date upon which the resolution fixing such Record Date is adopted.

                        (iv) Distribution of Partial Dividend Payments. If at any time the Corporation distributes an amount less than the total amount of dividends then accrued with respect to the outstanding Series A Preferred Stock, such payment will be distributed among the holders of the Series A Preferred Stock so that an equal amount will be paid (as nearly as possible) with respect to each outstanding share of Series A Preferred Stock.

                        (v) Priority. As long as any share of Series A Preferred Stock shall remain outstanding, no dividend shall be declared or paid upon or set apart for any Junior Security nor shall any Junior Security be redeemed or purchased by the Corporation nor shall any moneys be paid to or made available for a sinking fund for redemption or purchase of any Junior Security, unless full dividends on all outstanding shares of Series A Preferred Stock through the most recent quarterly period shall have been paid or declared and sufficient funds set aside for payment thereof; provided, however, that the Corporation may pay the dividend or distribution contemplated by the proviso to subparagraph B(2) without complying with this subparagraph A(2)(c)(v).

                  (d) Liquidation. Upon any Liquidation, the holders of Series A Preferred Stock will be entitled to be paid out of the assets of the Corporation available for distribution to stockholders (whether from capital, surplus or earnings), before any distribution or payment is made upon any Junior Securities, an amount per share equal to $335.00 plus an amount equal to all accrued but unpaid dividends, if any, to the date of such Liquidation payment (the "Liquidation Value"). If upon any Liquidation, the assets of the Corporation to be distributed among holders of Series A Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled, the holders of shares of Series A Preferred Stock


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shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by each holder upon such distribution, if amounts payable on or with respect to such shares were paid in full. In the event of any Liquidation, after payment shall have been made to the holders of shares of the Series A Preferred Stock in the full amount to which they shall be entitled (as set forth in this subparagraph), the holders of shares of Series A Preferred Stock shall not be entitled to any further distribution.

                  (e) Redemption. (i) Mandatory Redemption. (A) Upon the occurrence of a Redemption Event, the Corporation will promptly redeem all of the outstanding shares of Series A Preferred Stock at a price per share equal to the Liquidation Value to the date of such Redemption Event payment.

                        (B) As used herein, "Redemption Event" means the earliest to occur of (1) a public offering or public sale of securities of the Corporation registered under the Securities Act of 1933, as amended (the "Securities Act"), (2) any sale of securities of the Corporation to a person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), which is not an affiliate (within the meaning of the Exchange Act) of Atlantic Equity Partners, L.P., if, after such sale, such person or group of persons would own or control securities which possess the ordinary voting power to elect a majority of the Corporation's directors, (3) a merger, consolidation or similar transaction involving the Corporation if, after such transaction, a person, or group of persons (within the meaning of the Exchange Act), which is not an affiliate (within the meaning of the Exchange
Act) of Atlantic Equity Partners, L.P., would own or control securities which possess the ordinary voting power to elect a majority of the surviving corporation's directors or (4) May 31, 2000.

                  (ii) Optional Redemption. At any time, the Corporation may, in its sole discretion, redeem shares of the Series A Preferred Stock on a pro rata basis from the holders thereof at a redemption price equal to the Liquidation Value to the date of redemption (an "Optional Redemption").


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                  (iii) Notice of Redemption. The Corporation will mail written notice of any redemption of Series A Preferred Stock to each record holder thereof at the address listed on the stock books of the Corporation not more than 60 nor less than 20 days prior to the Redemption Date. Such notice will state the number of shares of Series A Preferred Stock held by such holder which shall be redeemed by the Corporation, the redemption price to be paid therefor and the date on which the redemption is to occur (the "Redemption Date"). The notice will also indicate the place or places where such holder is to surrender certificates representing shares of Series A Preferred Stock to the Corporation for redemption.

                  (iv) Payment of Redemption Price. On or before the close of business on the eighth day prior to any Redemption Date, all funds necessary for any redemption (including an amount equal to accrued but unpaid dividends, if any, to the date of such Redemption Date) shall be deposited by the Corporation in a major national bank located in New York City to be held in trust for the pro rata benefit of the holders of shares of the Series A Preferred Stock to be redeemed. If any such deposit is made, then notwithstanding that any certificate for shares so called for redemption shall not have been surrendered to the Corporation for cancellation, from and after the fifth day prior to the Redemption Date (or from and after the Redemption Date if the Corporation shall fail to give notice to the holders to be redeemed which states that such holders may redeem their shares at any time after such deposit), all shares with respect to which such deposit shall have been made shall no longer be deemed outstanding, and all rights with respect to such shares shall cease and terminate, except the right of the holders of the certificates upon the surrender thereof, to receive the redemption price (without interest) for their shares of Series A Preferred Stock from the funds so deposited. Any interest accrued on such funds shall be paid from time to time to the Corporation. If less than all of the shares represented by any certificate are to be redeemed by the Corporation, the Corporation shall issue a new certificate representing the shares not redeemed.

                  (v) Cancellation of Shares Following Redemption. Any shares of Series A Preferred Stock which are redeemed or otherwise acquired by the Corporation shall be


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cancelled and shall not be reissued, sold or otherwise transferred.

            B. Common Stock. Except as otherwise provided in this Article Four, all shares of Class A Voting Common Stock, Class A Nonvoting Common Stock and Class B Nonvoting Common Stock will be identical and will entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

            1. Voting Rights

                  (a) Class A Voting Common Stock. Each holder of Class A Voting Common Stock shall be entitled to one vote per share of Class A Voting Common stock held by such holder on all matters to be voted on by the stockholders of the Corporation.

                  (b) Class A Nonvoting Common Stock. Except as set forth herein or as otherwise required by law, holders of Class A Nonvoting Common Stock shall not be entitled to vote on any matters to be voted on by the stockholders of the Corporation. On any matter on which holders of shares of Class A Nonvoting Common Stock are entitled to vote in accordance with the General Corporation Law, all classes of Common Stock shall vote together as a single class and each holder of shares of Class A Nonvoting Common Stock shall be entitled to one vote for each share of such stock held by such holder. Notwithstanding the foregoing, holders of shares of Class A Nonvoting Common Stock shall be entitled to vote as a separate class on any amendment to this subparagraph 1(b) and on any amendment, repeal or modification of any provision (including, without limitation, subparagraph 4) hereof that adversely affects the powers, preferences or special rights of holders of the Class A Nonvoting Common Stock.

                  (c) Class B Nonvoting Common Stock. Except as set forth herein or as otherwise required by law, holders of Class B Nonvoting Common Stock shall not be entitled to vote on any matters to be voted on by the stockholders of the Corporation. On any matter on which holders of shares of Class B Nonvoting Common Stock are entitled to vote in accordance with the General Corporation Law, all classes of Common Stock shall


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vote together as a single class and each holder of shares of Class B Nonvoting
Common Stock shall be entitled to one vote for each share of such stock held by such holder. Notwithstanding the foregoing, holders of shares of Class B Nonvoting Common Stock shall be entitled to vote as a separate class on any amendment to this subparagraph 1(c) and on any amendment, repeal or modification of any provision (including, without limitation, subparagraph 4) hereof that adversely affects the powers, preferences or special rights of holders of the Class B Nonvoting Common Stock.

            2. Dividends. Subject to the provisions of subparagraph A(2)(c)(v), any dividend or distribution on the Common Stock shall be payable on shares of Class A Voting Common Stock, Class A Nonvoting Common Stock and Class B Nonvoting Common Stock, share and share alike; provided, however, that the Class B Nonvoting Common Stock shall not be eligible to participate in the first $16,000,000 of dividends or distributions (whether in the form of cash or other property) (the "Class A Dividend Amount") distributed by the Corporation to the holders of Common Stock.

            3. Liquidation Rights. In the event of any Liquidation, the holders of the Common Stock shall be entitled to share ratably, according to the number of shares of Common Stock held by them in all assets of the Corporation available for distribution to the holders of Common Stock; provided, however, that the holders of the Class B Nonvoting Common Stock shall not be eligible to share in the first $16,000,000 in proceeds (whether in the form of cash or other property) from any such Liquidation (the "Class A Liquidation Preference"); provided, further, that the Class A Liquidation Preference shall be reduced on a dollar for dollar basis for any dividends or distributions (whether in the form of cash or other property) distributed by the Corporation to the holders of the Class A Voting Common Stock and the Class A Nonvoting Common Stock to the exclusion of the Class B Nonvoting Common Stock.

            4. Conversion.

                  (a) Conversion of Class A Voting Common Stock. Shares of Class A Voting Common Stock shall not be convertible


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into shares of Class A Nonvoting Common Stock or Class B Nonvoting Common Stock.

                  (b) Conversion of Nonvoting Common Stock.

                        (i) Upon the occurrence of a Conversion Event, each share of Nonvoting Common Stock shall automatically and simultaneously convert into one share of Class A Voting Common Stock without further action on the part of the holder thereof.

                        (ii) As used herein, "Conversion Event" means the earliest to occur of (A) a public offering or public sale of securities of the Corporation registered under the Securities Act, (B) any sale of securities of the Corporation to a person or group of persons (within the meaning of the Exchange Act) which is not an affiliate (within the meaning of the Exchange Act) of Atlantic Equity Partners, L.P., if, after such sale, such person or group of persons would own or control securities which possess the ordinary voting power to elect a majority of the Corporation's directors or (C) a merger, consolidation or similar transaction involving the Corporation if, after such transaction, a person or group or persons (within the meaning of the Exchange
Act) which is not an affiliate (within the meaning of the Exchange Act) of Atlantic Equity Partners, L.P., would own or control securities which possess the ordinary voting power to elect a majority of the surviving corporation's directors, in each case after provision has been made for the payment of the Class A Dividend Amount and the Class A Liquidation Preference to the holders of Class A Voting Common Stock and Class A Nonvoting Stock immediately prior to the Conversion Event.

                  (c) Conversion Procedure. (i) Promptly upon the occurrence of a Conversion Event, each holder of shares of Nonvoting Common Stock shall surrender the certificate or certificates representing such shares to the Corporation at its principal office during normal business hours. Following the surrender of a certificate, the Corporation shall issue and deliver a certificate or certificates to the holder thereof for the Class A Voting Common Stock issuable upon such conversion.

                        (ii) The issuance of certificates for Class A Voting Common Stock upon conversion of Nonvoting Common Stock


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will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Class A Voting Common Stock.

                        (iii) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Voting Common Stock, solely for the purpose of issuance upon the conversion of the Nonvoting Common Stock, such number of shares of Class A Voting Common Stock as are issuable upon the conversion of all outstanding Nonvoting Common Stock.

                        (iv) The Corporation shall not close its books against the transfer of shares of Nonvoting Common Stock in any manner which would interfere with the timely conversion of any shares of Nonvoting Common Stock.

                  (d) Regulated Stockholders. The provisions of subparagraphs
(b) and (c) of this paragraph 4 shall not operate to require the conversion of any Nonvoting Common Stock owned by any Regulated Stockholder and its Affiliates, and the Corporation will not otherwise convert, or directly or indirectly redeem, purchase, acquire or take any other action affecting, outstanding shares of capital stock of the Corporation if such conversion, redemption, purchase, acquisition or other action will increase the percentage of outstanding voting securities owned or controlled by any Regulated Stockholder and its Affiliates (other than a stockholder which waives in writing its rights under this subparagraph (d)), unless the Corporation gives written notice (the "Deferral Notice") of such conversion, redemption, purchase, acquisition or other action to each Regulated Stockholder. The Corporation will defer making any such conversion, redemption purchase, acquisition, or taking any such other action, for a period of 20 days (the "Deferral Period") after giving the Deferral Notice in order to allow each Regulated Stockholder to determine whether it wishes to convert or take any other action with respect to the Common Stock it owns, controls or has the power to vote, and if any Regulated Stockholder then elects to convert any shares of Nonvoting Common Stock, it shall notify the Corporation in writing within 10 days of the issuance of the Deferral Notice, in which case the Corporation shall promptly notify from time to time prior to the end of such 20-day period each other Regulated Stockholder of each proposed conversion and


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effect the conversions requested by all Regulated Stockholders at the end of the
Deferral Period. The Corporation will not directly or indirectly redeem, purchase, acquire or take any other action affecting outstanding shares of Common Stock of the Corporation if such action will increase over 24.9% the percentage of outstanding Common Stock owned or controlled by any Regulated Stockholder and its Affiliates (other than a stockholder which waives in writing its rights under this subparagraph (d)).

            As used herein, the following terms shall have the meanings shown below:

                        (i) "Affiliate" shall mean, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person. For the purpose of the above definition, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

                        (ii) "Regulated Stockholder" shall mean (A) any stockholder that is subject to the provision of Regulation Y of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 225 (or any successor to such Regulation) ("Regulation Y") and that holds shares of Common Stock of the Corporation, or shares issued upon the conversion of such shares, so long as such stockholder shall hold, and only with respect to, such shares of Common Stock or shares issued upon conversion of such shares, (B) any Affiliates of any such Regulated Stockholder that is a transferee of any shares of Common Stock or shares issued upon conversion of such shares, and (C) any person to which such Regulated Stockholder or any of its Affiliates has transferred such shares, so long as such transferee shall hold, and only with respect to, any such shares or any shares issued upon conversion of such shares but only if such person (or any Affiliate of such person) is subject to the provisions of Regulation Y.

            5. Stock Splits. If the Corporation in any manner subdivides or combines the outstanding shares of one class of


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Common Stock, the outstanding shares of the other classes of Common Stock shall be proportionately subdivided or combined in a similar manner.

            6. Notices. All notices referred to herein shall be in writing, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal executive offices and to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

                                  ARTICLE FIVE

            Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them, or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the stockholders or class of stockholders of the Corporation, as the case may be, agree on any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.


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                                   ARTICLE SIX

            A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, but the foregoing provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under
Section 174 of the General Corporation Law; or (d) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law is amended after the date of incorporation of the Corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

            Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE SEVEN

            The number of directors of the Corporation shall be such as from time to time shall be fixed in the manner provided in the By-laws of the Corporation. The election of directors of the Corporation need not be by ballot, unless so required by the By-laws of the Corporation.


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